Exhibit 10.6

THIS DOCUMENT WAS PREPARED BY, AND AFTER RECORDING, RETURN TO:

John Krol, Esq. Katten Muchin Rosenman LLP 525 W. Monroe Street, Suite 1900 Chicago, Illinois 60661

PROPERTY ADDRESS:	This space reserved for Recorder’s use only.

110 Little Falls Road
Fairfield, Essex County, New Jersey 07004

FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING executed as of March 17, 2010 and effective and dated as of March 17, 2010 (this “Amendment”), is made by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the “Mortgagor”), and VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company, its successors and assigns (the “Mortgagee”), in its capacity as administrative agent and collateral agent for the Lenders and the Holders (as defined in the Mortgage to which reference is hereinafter made) under the Financing Agreement (as defined in the Mortgage to which reference is hereinafter made), for the benefit of the Lenders and the Holders.

R E C I T A L S:

A. Mortgagor entered into that certain Financing Agreement dated as of September 30, 2008 by and among the Lenders party thereto from time to time and Mortgagee, as administrative agent and collateral agent for the Lenders and the Holders (as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time, hereinafter the “Original Financing Agreement”), under which the Lenders agreed to purchase from the Borrowers (as defined in the Original Financing Agreement, which definition includes Mortgagor) certain notes in an aggregate principal amount up to TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00).

B. To secure Borrowers’ obligations under the Original Financing Agreement, Mortgagor executed and delivered to the Mortgagee, on behalf of the Lenders and the Holders, that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of September 30, 2008 (as the same may be amended, restated, modified or otherwise, from time to time, the “Mortgage”) encumbering, among other things, the real estate located in the County of Essex, State of New Jersey and legally described on Exhibit “A” attached hereto and made a part hereof, which Mortgage was recorded October 27, 2008 in Book 12164, Page 3423, in the Records of Essex County, New Jersey.

C. In connection with the execution and delivery of this Amendment, the Borrowers, the Mortgagee, the Lenders and the Holders entered into that certain Amended and Restated Financing Agreement dated as of March 16, 2010 (as the same may be amended, restated, modified or otherwise supplemented in effect from time to time, the “Amended and Restated Financing Agreement”), under which the Lenders agreed to purchase from the Borrowers certain notes in an aggregate principal amount of THIRTY-THREE MILLION AND NO/100 DOLLARS ($33,000,000.00).

D. As a condition to the Mortgagee, the Lenders and the Holders executing the Amended and Restated Financing Agreement, the Mortgagee, the Lenders and the Holders are requiring the execution and delivery of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee agree as follows:

A G R E E M E N T S:

1. The parties hereto agree that all references in the Mortgage to (a) the Financing Agreement shall be deemed to refer to the Amended and Restated Financing Agreement, (b) all references to the Mortgage shall refer to the Mortgage as the same may be amended, restated, modified or otherwise supplemented from time to time, including, without limitation, pursuant to this Amendment and (c) without limiting the generality of the foregoing, all capitalized terms used but not defined in the Mortgage shall have the meanings ascribed to them in the Amended and Restated Financing Agreement.

2. Section 24 of the Mortgage is hereby amended by deleting the reference to Latham & Watkins and substituting the following therefor:

With a copy to:	KATTEN MUCHIN ROSENMAN LLP 525 West Monroe Street Suite 1900 Chicago, Illinois 60661
	Telephone:	312.902.5659
	Facsimile:	312.577.4747
	Attention:	John Krol, Esq.

3. Section 32(j) of the Mortgage is hereby amended by deleting such Section in its entirety and substituting the following thereto:

“(j) Maximum Indebtedness Secured. Notwithstanding anything to the contrary in the Mortgage, the maximum principal amount of indebtedness or obligations that are, or under any contingency may be, secured by this Mortgage (including the

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Mortgagor’s obligation to reimburse advances made by the Mortgagee), either at execution or at any time thereafter, is THIRTY-THREE MILLION AND NO/100 DOLLARS ($33,000,000.00) plus the face amount of any additional promissory notes issued in connection with a Subsequent Closing, plus amounts that the Mortgagee or any Lender or Holder expends after a declaration of default under this Mortgage to the extent that any such amounts shall constitute payment of (i) taxes, charges or assessments that may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (iv) any amount, cost or charge to which the Mortgagee or any Lender or Holder becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon, shall be added to the Secured Obligations secured hereby and shall be secured by this Mortgage. This Mortgage secures the payment of the entire indebtedness secured hereby; provided, however the total amount secured by this Mortgage shall not exceed an amount equal to two hundred percent (200%) of the face amount of the sum of the Notes plus any additional promissory notes issued in connection with a Subsequent Closing.”

4. Miscellaneous.

(a) Successors and Assigns. This Amendment and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Amendment and all provisions hereof shall inure to the benefit of the Mortgagee, its successors and assigns and any Person from time to time a Lender or a Holder under the Financing Agreement.

(b) Except as amended hereby, the Mortgage remains in full force and effect.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the Mortgagor and Mortgagee have executed and delivered this Amendment the day and year first above written as the execution date.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Name:	Warren P. Levy
Title:	Chief Executive Officer

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Manager

Signature Page to First Amendment to Mortgage,

Security Agreement, Assignment of Rents and Leases and Fixture Filing

STATE OF NEW JERSEY,

COUNTY OF PASSAIC: SS:.

I CERTIFY that on March 16, 2010, Warren P. Levy personally came before me and this person acknowledged under oath, to my satisfaction, that:

a) this person signed and delivered the attached document as Chief Executive Officer of Unigene Laboratories, Inc.; and

b) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

/s/ Linda L. Rohloff (Print Name), Notary Public	LINDA L. ROHLOFF Notary Public, State of New Jersey County of Passaic Registration No. 2057307 Commission Expires April 11, 2014

STATE OF ILLINOIS

COUNTY OF COOK: SS:.

I CERTIFY that on March 12, 2010, Matthew Ray personally came before me and this person acknowledged under oath, to my satisfaction, that:

a) this person signed and delivered the attached document as Manager of Victory Park Management, LLC; and

b) this document was signed and made by the limited liability company as its voluntary act and deed by virtue of authority from its governing body.

/s/ Mary Quinn Morris (Print Name), Notary Public	“OFFICIAL SEAL” Mary Quinn Morris Notary Public, State of Illinois County of Passaic My Commission Expires January 14, 2012

Acknowledgement Page to First Amendment to Mortgage,

Security Agreement, Assignment of Rents and Leases and Fixture Filing

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL ESTATE

(ATTACHED)

Legal Description

110 Little Falls Road, Fairfield, NJ

All the real property located in the Township of Fairfield, County of Essex, State of New Jersey and more particularly described as follows:

BEGINNING at a point on the West side of Little Falls Road distant 805.68 feet northerly from the intersection of the West side of Little Falls Road and North side of Pier Lane; thence

(1) Running through the lands formerly of Carrie DeVito, South 40 degrees 57 minutes, West 506.81 feet to a point; thence

(2) Still through the lands of Carrie DeVito, North 89 degrees 09 minutes West, 59.13 feet to the West line of lands formerly of Carrie DeVito; thence

(3) Running along the West line of lands formerly of Carrie DeVito, North 6 degrees 19 minutes East, 352.04 feet to a pint; thence

(4) Still along the West line of lands formerly of Carrie, DeVito, North 54 degrees 15 minutes East, 262.37 feet to the West side of Little Falls Road; thence

(5) Running along the West side of Little Falls Road, South 49 degrees 03 minutes East, 185.00 feet to the point and place of Beginning.

NOTE: Being Lot(s) 22, Block 2801, Tax Map of the Township of Fairfield.

BEING commonly known as 110 Little Falls Road, Fairfield, New Jersey.

BEING the same premises conveyed to the Mortgagor herein by Deed recorded on June 23, 1982 in the Essex County Register’s Office in Book 4754, page 450.